MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT ("Agreement") is made this 1st day of December, 2005, by and between Smith Barney Investment Series, a Massachusetts
Business Trust (the Trust) and Smith Barney Fund
Management LLC, a Delaware limited liability company (the Manager).

WHEREAS, the Trust is registered as a management investment company under the Investment Company Act of 1940, as amended (the 1940 Act);

	WHEREAS, the Manager is engaged primarily in rendering investment advisory, management and administrative services and is registered as an investment adviser under the Investment Advisers
Act of 1940, as amended;

WHEREAS, the Trust wishes to retain the Manager to provide investment advisory, management, and administrative services to the Trust with respect to the series of the Trust designated in Schedule A annexed hereto (the Fund); and

WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1.	The Trust hereby appoints the Manager to
act as investment adviser and administrator of the
Fund for the period and on the terms set forth in
this Agreement.  The Manager accepts such appointment
and agrees to render the services herein set forth,
for the compensation herein provided.
2.	The Fund shall at all times keep the Manager
fully informed with regard to the securities owned by
it, its funds available, or to become available, for
investment, and generally as to the condition of its
affairs.  It shall furnish the Manager with such other
documents and information with regard to its affairs
as the Manager may from time to time reasonably request.
	3.	(a)	Subject to the supervision of
the Trust's Board of Trustees (the Board), the Manager
shall regularly provide the Fund with investment research,
advice, management and supervision and shall furnish a
continuous investment program for the Fund's portfolio
of securities and other investments consistent with the
Fund's investment objectives, policies and restrictions,
as stated in the Fund's current Prospectus and Statement
of Additional Information.  The Manager shall determine
from time to time what securities and other investments
will be purchased, retained, sold or exchanged by the
Fund and what portion of the assets of the Fund's
portfolio will be held in the various securities and
other investments in which the Fund invests, and shall
implement those decisions, all subject to the provisions
of the Trust's Declaration of Trust and By-Laws
(collectively, the Governing Documents), the 1940 Act,
and the applicable rules and regulations promulgated
thereunder by the Securities and Exchange Commission
(the SEC) and interpretive guidance issued thereunder
by the SEC staff and any other applicable federal and
state law, as well as the investment objectives, policies
and restrictions of the Fund referred to above, and any
other specific policies adopted by the Board and
disclosed to the Manager.  The Manager is authorized
as the agent of the Trust to give instructions to the
custodian of the Fund as to deliveries of securities
and other investments and payments of cash for the
account of the Fund.  Subject to applicable provisions
of the 1940 Act and direction from the Board, the
investment program to be provided hereunder may entail
the investment of all or substantially all of the
assets of a Fund in one or more investment companies.
The Manager will place orders pursuant to its investment
determinations for the Fund either directly with the
issuer or with any broker or dealer, foreign currency
dealer, futures commission merchant or others selected
by it.  In connection with the selection of such brokers
or dealers and the placing of such orders, subject
to applicable law, brokers or dealers may be
selected who also provide brokerage and research
services (as those terms are defined in Section 28(e)
of the Securities Exchange Act of 1934) to the Funds
and/or the other accounts over which the Manager or
its affiliates exercise investment discretion.  The
Manager is authorized to pay a broker or dealer who
provides such brokerage and research services a
commission for executing a portfolio transaction for
a Fund which is in excess of the amount of commission
another broker or dealer would have charged for
effecting that transaction if the Manager determines
in good faith that such amount of commission is
reasonable in relation to the value of the brokerage
and research services provided by such broker or
dealer.  This determination may be viewed in terms
of either that particular transaction or the overall
responsibilities which the Manager and its affiliates
have with respect to accounts over which they exercise
investment discretion.  The Board may adopt policies
and procedures that modify and restrict the Manager's
authority regarding the execution of the Fund's
portfolio transactions provided herein.  The Manager
shall also provide advice and recommendations with
respect to other aspects of the business and affairs
of the Fund, shall exercise voting rights, rights to
consent to corporate action and any other rights
pertaining to a Fund's portfolio securities subject
to such direction as the Board may provide, and shall
perform such other functions of investment management
and supervision as may be directed by the Board.
	(b)	Subject to the direction and control
of the Board, the Manager shall perform such
administrative and management services as may from
time to time be reasonably requested by the Fund as
necessary for the operation of the Fund, such as
(i) supervising the overall administration of the
Fund, including negotiation of contracts and fees
with and the monitoring of performance and billings
of the Fund's transfer agent, shareholder servicing
agents, custodian and other independent contractors
or agents, (ii) providing certain compliance, fund
accounting, regulatory reporting, and tax reporting
services, (iii) preparing or participating in the
preparation of Board materials, registration
statements, proxy statements and reports and other
communications to shareholders, (iv) maintaining
the Fund's existence, and (v) during such times as
shares are publicly offered, maintaining the
registration and qualification of the Fund's shares
under federal and state laws.  Notwithstanding the
foregoing, the Manager shall not be deemed to have
assumed any duties with respect to, and shall not be
responsible for, the distribution of the shares of
any Fund, nor shall the Manager be deemed to have
assumed or have any responsibility with respect to
functions specifically assumed by any transfer agent,
fund accounting agent, custodian, shareholder servicing
agent or other agent, in each case employed by the Fund
to perform such functions.
	(c)	The Fund hereby authorizes any entity
or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2
(T)(a)(2)(iv). Notwithstanding the foregoing, the Manager agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between a Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by a Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund's then-current Prospectus and Statement of Additional
Information relative to the Manager and its directors and officers.

4.	Subject to the Board's approval, the Manager or
the Fund may enter into contracts with one or more
investment subadvisers or subadministrators, including
without limitation, affiliates of the Manager, in which
the Manager delegates to such investment subadvisers or
subadministrators any or all its duties specified
hereunder, on such terms as the Manager will determine
to be necessary, desirable or appropriate, provided that
in each case the Manager shall supervise the activities
of each such subadviser or subadministrator and further
provided that such contracts impose on any investment
subadviser or subadministrator bound thereby all the
conditions to which the Manager is subject hereunder
and that such contracts are entered into in accordance
with and meet all applicable requirements of the
1940 Act.
5.	(a)	The Manager, at its expense, shall
supply the Board and officers of the Trust with all
information and reports reasonably required by them and
reasonably available to the Manager and shall furnish
the Fund with office facilities, including space,
furniture and equipment and all personnel reasonably
necessary for the operation of the Fund.  The Manager
shall oversee the maintenance of all books and records
with respect to the Fund's securities transactions and
the keeping of the Fund's books of account in accordance
with all applicable federal and state laws and
regulations.  In compliance with the requirements
of Rule 31a-3 under the 1940 Act, the Manager hereby
agrees that any records that it maintains for the
Fund are the property of the Fund, and further agrees
to surrender promptly to the Fund any of such records
upon the Fund's request.  The Manager further agrees
to arrange for the preservation of the records required
to be maintained by Rule 31a-1 under the 1940 Act for
the periods prescribed by Rule 31a-2 under the 1940
Act.  The Manager shall authorize and permit any of
its directors, officers and employees, who may be
elected as Board members or officers of the Fund,
to serve in the capacities in which they are elected.
	(b)	The Manager shall bear all expenses,
and shall furnish all necessary services, facilities
and personnel, in connection with its responsibilities
under this Agreement.  Other than as herein
specifically indicated, the Manager shall not be
responsible for the Fund's expenses, including,
without limitation, advisory fees; distribution fees;
interest; taxes; governmental fees; voluntary assessments
and other expenses incurred in connection with membership
in investment company organizations; organization costs
of the Fund; the cost (including brokerage commissions,
transaction fees or charges, if any) in connection with
the purchase or sale of the Fund's securities and other
investments and any losses in connection therewith;
fees and expenses of custodians, transfer agents,
registrars, independent pricing vendors or other
agents; legal expenses; loan commitment fees;
expenses relating to share certificates; expenses
relating to the issuing and redemption or repurchase
of the Fund's shares and servicing shareholder
accounts; expenses of registering and qualifying
the Fund's shares for sale under applicable federal
and state law; expenses of preparing, setting in print,
printing and distributing prospectuses and statements
of additional information and any supplements thereto,
reports, proxy statements, notices and dividends to
the Fund's shareholders; costs of stationery;
website costs; costs of meetings of the Board or
any committee thereof, meetings of shareholders and
other meetings of the Fund; Board fees; audit fees;
travel expenses of officers, members of the Board
and employees of the Fund, if any; and the Fund's
pro rata portion of premiums on any fidelity bond
and other insurance covering the Fund and its
officers, Board members and employees; litigation
expenses and any non-recurring or extraordinary
expenses as may arise, including, without limitation,
those relating to actions, suits or proceedings
to which the Fund is a party and the legal
obligation which the Fund may have to indemnify
the Fund's Board members and officers with
respect thereto.
6.	No member of the Board, officer or employee
of the Trust or Fund shall receive from the Trust or
Fund any salary or other compensation as such member
of the Board, officer or employee while he is at the
same time a director, officer, or employee of the
Manager or any affiliated company of the Manager,
except as the Board may decide.  This paragraph shall
not apply to Board members, executive committee
members, consultants and other persons who are not
regular members of the Manager's or any affiliated
company's staff.
7.	As compensation for the services performed
and the facilities furnished and expenses assumed
by the Manager, including the services of any
consultants retained by the Manager, the Fund shall
pay the Manager, as promptly as possible after the
last day of each month, a fee, computed daily at
an annual rate set forth opposite the Fund's name
on Schedule A annexed hereto, provided however,
that if the Fund invests all or substantially all
of its assets in another registered investment
company for which the Manager or an affiliate of
the Manager serves as investment adviser or
investment manager, the  annual fee computed as
set forth on such Schedule A shall be reduced by
the aggregate management fees allocated to that
Fund for the Fund's then-current fiscal year
from such other registered investment company.
The first payment of the fee shall be made as
promptly as possible at the end of the month
succeeding the effective date of this Agreement,
and shall constitute a full payment of the fee due
the Manager for all services prior to that date.
If this Agreement is terminated as of any date not
the last day of a month, such fee shall be paid as
promptly as possible after such date of termination,
shall be based on the average daily net assets of
the Fund in that period from the beginning of such
month to such date of termination, and shall be that
proportion of such average daily net assets as the
number of business days in such period bears to
the number of business days in such month.  The
average daily net assets of the Fund shall in
all cases be based only on business days and be
computed as of the time of the regular close of
business of the New York Stock Exchange, or such
other time as may be determined by the Board.
8.	The Manager assumes no responsibility
under this Agreement other than to render the services
called for hereunder, in good faith, and shall not
be liable for any error of judgment or mistake of
law, or for any loss arising out of any investment
or for any act or omission in the execution of
securities transactions for a Fund, provided that
nothing in this Agreement shall protect the Manager
against any liability to the Fund to which the Manager
would otherwise be subject by reason of willful
misfeasance, bad faith, or gross negligence in
the performance of its duties or by reason of its
reckless disregard of its obligations and duties
hereunder.  As used in this Section 8, the
term Manager shall include any affiliates of the Manager
performing services for the Trust or the Fund
contemplated hereby and the partners, shareholders,
directors, officers and employees of the Manager and
such affiliates.
9.	Nothing in this Agreement shall limit or
restrict the right of any director, officer, or
employee of the Manager who may also be a Board member,
officer, or employee of the Trust or the Fund, to
engage in any other business or to devote his time
and attention in part to the management or other
aspects of any other business, whether of a similar
nature or a dissimilar nature, nor to limit or
restrict the right of the Manager to engage in any
other business or to render services of any kind,
including investment advisory and management services,
to any other fund, firm, individual or association.
If the purchase or sale of securities consistent with
the investment policies of a Fund or one or more other
accounts of the Manager is considered at or about the
same time, transactions in such securities will be
allocated among the accounts in a manner deemed equitable
by the Manager.  Such transactions may be combined,
in accordance with applicable laws and regulations,
and consistent with the Manager's policies and
procedures as presented to the Board from time to time.
10.	For the purposes of this Agreement, the
Fund's net assets shall be determined as provided in
the Fund's then-current Prospectus and Statement of
Additional Information and the terms assignment,
interested person, and "majority of the outstanding
voting securities shall have the meanings given to
them by Section 2(a) of the 1940 Act, subject to such
exemptions as may be granted by the SEC by any rule,
regulation or order.
11.	This Agreement will become effective with
respect to the Fund on the date set forth opposite the
Fund's name on Schedule A annexed hereto, provided that
it shall have been approved by the Trust's Board and by
the shareholders of the Fund in accordance with the
requirements of the 1940 Act and, unless sooner
terminated as provided herein, will continue in effect
for two years from the above written date.  Thereafter,
if not terminated, this Agreement shall continue in
effect with respect to the Fund, so long as such
continuance is specifically approved at least annually
(i) by the Board or (ii) by a vote of a majority of
the outstanding voting securities of the Fund, provided
that in either event the continuance is also approved
by a majority of the Board members who are not
interested persons of any party to this Agreement, by
vote cast in person at a meeting called for the purpose
of voting on such approval.
12.	This Agreement is terminable with respect to
the Fund without penalty by the Board or by vote of a
majority of the outstanding voting securities of the
Fund, in each case on not more than 60 days' nor less
than 30 days' written notice to the Manager, or by
the Manager upon not less than 90 days' written
notice to the Fund, and will be terminated upon
the mutual written consent of the Manager and the
Trust.  This Agreement shall terminate automatically
in the event of its assignment by the Manager and
shall not be assignable by the Trust without the
consent of the Manager.
13.	The Manager agrees that for services rendered
to the Fund, or for any claim by it in connection with
services rendered to the Fund, it shall look only to
assets of the Fund for satisfaction and that it shall
have no claim against the assets of any other portfolios
of the Trust.  The undersigned officer of the Trust has
executed this Agreement not individually, but as an
officer under the Trust's Declaration of Trust and the
obligations of this Agreement are not binding upon any
of the Trustees, officers or shareholders of the Trust
individually
14.	No provision of this Agreement may be changed,
waived, discharged or terminated orally, but only by an
instrument in writing signed by the party against which
enforcement of the change, waiver, discharge or
termination is sought, and no material amendment of the
Agreement shall be effective until approved, if so
required by the 1940 Act, by vote of the holders of a
majority of the Fund's outstanding voting securities.
15.	This Agreement embodies the entire agreement
and understanding between the parties hereto, and
supersedes all prior agreements and understandings
relating to the subject matter hereof.  Should any
part of this Agreement be held or made invalid by a
court decision, statute, rule or otherwise, the remainder
of this Agreement shall not be affected thereby.
This Agreement shall be binding on and shall inure
to the benefit of the parties hereto and their
respective successors.
16.	This Agreement shall be construed and the
provisions thereof interpreted under and in accordance with the laws of the State of New York.

[signature page to follow]



	IN WITNESS WHEREOF, the parties hereto
have caused this Agreement to be executed by their officers thereunto duly authorized.
	SMITH BARNEY INVESTMENT SERIES


By:_______________________________

Name:	R. Jay Gerken

Title:	Chairman


	SMITH BARNEY FUND MANAGEMENT LLC


By:_______________________________

Name:	Robert Shepler

Title:	Director



Schedule A

Smith Barney Growth and Income
Portfolio


Fee:

The following percentage of the
Fund's average daily net assets:

First $1 billion 0.65; Next $1 billion 0.60;
Next $1 billion 0.55; Next $1 billion 0.50;
Over $4 billion 0.45